Exhibit 99.1

Novo Integrated Sciences’ Subsidiary, Clinical Consultants International, Signs Consulting Agreement with Pharmaceutical Research & Development Company, Sarfez Pharmaceuticals, Inc.

BELLEVUE, Wash., November 30, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), and Clinical Consultants International LLC (“CCI”), a Novo wholly-owned subsidiary, today announced the signing of a Consulting Agreement (the “Agreement”) with Sarfez Pharmaceuticals, Inc. (“Sarfez”), a pharmaceutical research and development company with an FDA-approved edema treatment for patients with heart failure and renal disease.

Dr. Joseph M. Chalil, MD, MBA, FACHE, Chief Medical Officer of Novo, stated, “Over 50% of patients with heart failure have overactive bladder problems adversely impacting their quality of life. The majority of patients with heart failure are prescribed one of three approved loop diuretics; however, patients may be exposed to worsening bladder problems due to dose adjustment risk. FDA-approved SOAANZ is a gentler loop diuretic that induces gradual and sustained diuresis for the patient over a longer period of time. Through its deep network of hospitals, physicians, and independent pharmacies for direct patient sales, CCI and the Novo team will immediately begin collaborating with Sarfez on the marketing and distribution of commercially available SOAANZ.”

Sarfez’s FDA-approved, once-a-day novel formulation of loop diuretic torsemide, SOAANZ®, provides a new treatment option for patients suffering from heart failure who experience persistent edema or swelling in the lower limbs and/or abdomen. Studies have shown that SOAANZ® has a longer duration of peak effects without causing excessive urination. SOAANZ® could potentially help patients with underlying bladder sensitivities allowing the patient to skip a loop diuretic dose due to concerns with worsening bladder problems and negative impact on quality of life.

About Sarfez Pharmaceuticals

Sarfez Pharmaceuticals is headquartered in Vienna, VA. The pharmaceutical research and development company is focused on cardio-renal products and to fill the gap at the intersection of clinical specialties that remained siloed and under-appreciated due to ever-increasing specialization in the practice of medicine. The mission of Sarfez is to develop better treatment options for patients with heart and kidney diseases, especially as they relate to a patients’ quality of life, and provide these treatments at reasonable prices while supporting small and local business including independent pharmacies. For more information on Sarfez Pharmaceuticals, please visit www.sarfezpharma.com/.

About Clinical Consultants International LLC

CCI, a Novo wholly owned subsidiary, was established in 2006 in Michigan as a local hospital consulting firm. Today, CCI is a global consulting firm specializing in providing value-added services for the pharmaceutical, biotech, healthcare management, hospital management, medical marketing, and strategic planning, health policy, and medical device sectors. Headquartered in Boca Raton, Florida, CCI leverages 30+ years of industry experience and its expert consultants worldwide to support clients. For more information on CCI, please visit www.ccimia.com

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.
●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner, thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral-based healthcare services, including the patient’s home.
●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and, ultimately, a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195